UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Standard AVB Financial Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-3100949
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2640 Monroeville Blvd. Monroeville, Pennsylvania	15146
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-215069

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Standard AVB Financial Corp. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.01 par value per share, to be registered hereunder contained under the heading “Description of Standard Capital Securities” and “Comparison of Shareholders' Rights - Dividends” in the Registrant’s Registration Statement on Form S-4 (No. 333-215069) as originally filed publicly with the Securities and Exchange Commission (the “Commission”) on December 13, 2016, as subsequently amended on January 17, 2017, January 30, 2017 and January 31, 2017, and in the prospectus, included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will be deemed to be incorporated by reference herein.

Item 2. Exhibits.

1.	Registration Statement on Form S-4 (Registration Number 333-215069) initially filed with the SEC on December 13, 2016, and amended on January 17, 2017, January 30, 2017 and January 31, 2017.

2.	Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on April 12, 2017).

3.	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on April 12, 2017).

4.	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to the Form 10-K filed on April 2, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STANDARD AVB FINANCIAL CORP.

Date: May 23, 2018	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
Chief Executive Officer